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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
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                                    FORM 8-K
                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported) - December 8, 1999


                             INTERWORLD CORPORATION
             (Exact Name of Registrant as Specified in Its Charter)


           Delaware                  000-26925                  13-3818716
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(State or other jurisdiction   (Commission File Number)       (IRS Employer
      of incorporation)                                   Identification Number)


                          395 Hudson Street, 6th Floor
                          New York, New York 10014-3669
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          (Address, including zip code, of Principal Executive Offices)

                                 (212) 301-2500
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               (Registrant's telephone number including area code)


                                 Not Applicable
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              (Former name or address, if changed from last report)

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Item 5.  Other Events.

On December 8, 1999, InterWorld Corporation issued the press release attached hereto as Exhibit 99.


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                                   SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunder duly authorized.

                                        INTERWORLD CORPORATION

Date:    December 8, 1999               By:   /s/ Peter Schwartz
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                                              Peter Schwartz
                                              Chief Financial Officer


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                                  EXHIBIT INDEX

   Exhibit
     No.       Description
    ----       -----------
     99.       Press release dated December 8, 1999


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                                                                     Exhibit 99

FOR IMMEDIATE RELEASE
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Investor Contact:                                       Media Contact:
Kiron Bloom                                             Chris Faust
InterWorld Corporation                                  InterWorld Corporation
212-301-8747                                            212-301-2375
kironb@interworld.com                                   chrisf@interworld.com
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  INTERWORLD APPOINTS JEREMY M. DAVIS AS PRESIDENT AND CHIEF EXECUTIVE OFFICER

     Alan J. Andreini to Continue in the Newly-Created Role of Vice-Chairman


NEW YORK, NY, December 8, 1999 -- InterWorld(R) Corporation (NASDAQ: INTW), a leading provider of Enterprise Commerce software solutions for manufacturers, distributors and retailers, today announced the appointment of Jeremy M. Davis to the position of President and Chief Executive Officer. Mr. Davis, who will also serve on InterWorld's Board of Directors, succeeds Alan J. Andreini. Mr. Andreini will continue to play an active role in the newly-created position of Vice Chairman.

The appointments, effective January 5th, 2000, are part of the Company's strategy to manage its growth and capture a larger share of the Enterprise Commerce software market. As Vice Chairman, Mr. Andreini will concentrate his efforts on customer satisfaction and new business development.

Commenting on Mr. Davis' appointment, Mr. Andreini stated, "We conducted an extensive search for someone of Jeremy's caliber, and are pleased and excited that he has joined InterWorld. With his significant software industry expertise and successful implementation of company best practices, he is extremely well qualified to lead InterWorld to the next level. His appointment allows me to focus 100% of my time on making InterWorld the standard Enterprise Commerce solution for retailing, manufacturing and distribution."

Mr. Davis, age 45, joins InterWorld from InConcert, Inc., a workflow management software company, where he has been President and Chief Executive Officer since 1997. During his tenure, InConcert rose to a position of global leadership in client server-based process management solutions for the telecommunications OSS market. The company experienced an annual growth rate of more than 80% under his leadership and was recently acquired by Tibco Software.

                                     -more-


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From 1995 to 1996, Mr. Davis was President and Chief Executive Officer of
Business Matters, Inc. In this capacity, he was engaged by New Enterprise Associates (NEA), a Baltimore-based venture capital firm, to evaluate and provide recommendations on a portfolio start-up company that produced financial planning and modeling software.

Previously, from 1990 to 1995, Mr. Davis was employed by Dun & Bradstreet, Inc., as President of two companies which prospered greatly under his innovative leadership. These organizations included Erisco, Inc., which develops software for the group health insurance and defined contribution benefits markets, and Sales Technologies Inc., a multinational company based in Atlanta which develops sales force automation software.

"I am thrilled to have the opportunity to lead InterWorld into the next millennium," said Mr. Davis. "The Company, with its robust, scalable Enterprise Commerce technology, is uniquely positioned for further growth in today's dynamic and rapidly evolving global eCommerce market."

About InterWorld
InterWorld Corporation is leading the Enterprise Commerce movement that enables businesses to compete and evolve in today's new digital economy. Enterprise Commerce enables businesses to sell to customers online, while maintaining one business strategy across all channels to achieve operational efficiency and earn maximum customer loyalty. With InterWorld's Commerce Exchange solution, manufacturers, distributors and retailers can get to market quickly, scale to meet growing demands, as well as evolve to keep pace with changing market conditions and customer demands.

InterWorld powers some of the most respected and innovative companies on the Web such as American Eagle Outfitters, Authentic Fitness Corporation, Brooks Brothers, Inc., GUESS?, Inc., Insight Enterprises, Inc., J&R Music and Computer World, Lids Corporation, Oki Data Americas, Inc., and Warnaco, Inc. Founded in 1995, InterWorld is headquartered in New York, NY with offices in North America, Europe, and Asia-Pacific. InterWorld can be reached at 1-877-326-6637 or http://www.interworld.com.
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InterWorld is a registered trademark of InterWorld Corporation. All other trademarks are acknowledged.